                                  EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Somanetics Corporation on Form S-8 of our report dated January 24, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to an uncertainty concerning the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 1999, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Detroit, Michigan
May 12, 2000




                               Page 10 of 10 Pages